GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


Guidelines for determining the proper identification number to give the Payer.

Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Purpose of Form
A person who is required to file an information return with IRS must obtain your correct taxpayer identification number (TIN) to report income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
1. Certify the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. Foreign person. If you are a foreign person, use the appropriate Form W-8 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.
If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement that specifies the following five items:
1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is Backup Withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
     You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.
Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester, or
2. You do not certify your TIN when required (see the Part II instructions below for details), or
3. The IRS tells the requester that you furnished an incorrect TIN, or
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
     Certain payees and payments are exempt from backup withholding. See the instructions below.

Penalties
Failure to Furnish your TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.
Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Exempt From Backup Withholding
Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1. An organization exempt from tax under section 501(a), any IRA or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);
2. The United States or any of its agencies or instrumentalities;
3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or
5. An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include:
6. A corporation;
7. A foreign central bank of issue;
8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;
9. A futures commission merchant registered with the Commodity Futures Trading Commission;
10. A real estate investment trust;
11. An entity registered at all times during the tax year under the Investment Company Act of 1940;
12. A common trust fund operated by a bank under section 584(a);
13. A financial institution;
14. A middleman known in the investment community as a nominee or custodian; or
15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.
------------------------- ---------------------
If the payment is         THEN the payment is
for . . .                 exempt for . . .
------------------------- ---------------------
Interest and dividend     All exempt
payments                  recipients except
                          for 9
------------------------- ---------------------
Broker transactions       Exempt recipients 1
                          through 13.  Also,
                          a person registered
                          under the
                          Investment Advisers
                          Act of 1940 who
                          regularly acts as a
                          broker
------------------------- ---------------------
Barter exchange           Exempt recipients 1
transactions and          through 5
patronage dividends
------------------------- ---------------------
Payments over $600        Generally, exempt
required to be reported   recipients 1
and direct sales over     through 7(2)
$5,000(1)
------------------------- ---------------------
(1) See Form 1099-MISC. Miscellaneous Income, and its instructions.

(2) However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments; attorneys' fees; and payments for services paid by a Federal executive agency.

Part I. Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How To Obtain a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner, enter your SSN (or EIN, if you have one). If the LLC is a
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corporation, partnership, etc., enter the entity's EIN.
How To Obtain a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.
If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Part II. Certification
To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. For a joint account, only the person whose TIN is shown in
Part I should sign. Exempt recipients, see Exempt From Backup Withholding above.

What Name and Number To Give the Requester
--------------------------- -------------------

                            Give name
For this type of account:   and SSN of:
--------------------------- -------------------

1.  Individual              The individual

2.  Two or more             The actual owner of
    individuals (joint      the account or, if
    account)                combined funds, the
                            first individual on
                            the account(1)

3.  Custodian account of    The minor(2)
    a minor (Uniform Gift
    to Minors Act)

4.  a. The usual revocable  The grantor-
    savings trust (grantor  trustee(1)
    is also trustee)

    b. So-called trust      The actual
    account that is not     owner(1)
    a legal or valid trust
    under state law

5.  Sole proprietorship     The owner(3)
    or single-owner LLC
--------------------------- -------------------

                            Give the name
For this type of account:   and EIN of:
--------------------------- -------------------

6.  Sole proprietorship     The owner(3)
    or single-owner LLC

7.  A valid trust, estate,  Legal entity(4)
    or pension trust

8.  Corporate or LLC        The corporation
    electing corporate
    status on Form 8832

9.  Association, club,      The organization
    religious, charitable,
    educational, or other
    tax-exempt
    organization

10. Partnership or multi-   The partnership
    member LLC


11. A broker or registered  The broker or
    nominee                 nominee

12. Account with the        The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments
--------------------------- -------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)